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          Exhibit 21     Subsidiaries of Registrant

               Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.

       Name                                         State of
          Incorporation

       American Cablevision Services, Inc.                Florida
       Avatar Communities, Inc.                           Florida
         Avatar Communities of Arizona, Inc.              Arizona
         Avatar Communities of California, Inc.           California
         Avatar Communities of Connecticut, Inc.          Connecticut
        Avatar Communities of District of Columbia, Inc.  District of Colombia
         Avatar Communities of Georgia, Inc.              Georgia
         Avatar Communities of Illinois, Inc.             Illinois
         Avatar Communities of Indiana, Inc.              Indiana
         Avatar Communities of Massachusetts, Inc.        Massachusetts
         Avatar Communities of Michigan, Inc.             Michigan
         Avatar Communities of Nevada, Inc.               Nevada
         Avatar Communities of New Jersey, Inc.           New Jersey
         Avatar Communities of New York, Inc.             New York
         Avatar Communities of Ohio, Inc.                 Ohio
         Avatar Communities of Pennsylvania, Inc.         Pennsylvania
         Avatar Communities of Wisconsin, Inc.            Wisconsin
         Avatar Finance, Inc.                             Delaware
           Avatar Mortgage Funding, Inc.                  Delaware
         Avatar International Sales of U.S.A., Inc.       Delaware
       Avatar Properties Inc.                             Florida
        Avatar Camelot Isles, Inc.                        Florida
        Avatar Leisure Lakes, Inc.                        Florida
        Avatar New Homes of Florida, Inc.                 Florida
        Avatar Realty Inc.                                Delaware
           Avatar Condominium Management Inc.             Florida
              Avatar Asset Management, Inc.               Florida
          Avatar Development Corporation                  Florida
             Harbor Islands Clubs, Inc.                   Florida
             Harbor Islands Community Management, Inc.    Florida
                Harbor Islands Community Services, Inc.   Florida
            Harbor Islands Realty, Inc.                   Florida
          Avatar Georgetown Inc.                          Delaware
          Avatar Realty of Arizona, Inc.                  Arizona
          Dorten, Inc.                                    Florida
          GACL, Inc. of California                        California
            Mulholland Hills Associates                   California
            Optimum Environments Inc.                     California (1)
       Avatar Resort Management, Inc.                     Florida
       Avatar Vacation Realty, Inc.                       Florida
         Avatar Vacation Realty of Tennessee, Inc.        Tennessee

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        Exhibit 21     Subsidiaries of Registrant -- continued


       Avatar Vacation Resorts, Inc.                      Florida
         Avatar Beach Resort, Inc.                        Florida
         Poinciana Vacation Resort, Inc.                  Florida
         Sunrise Ridge Resort, Inc.                       Tennessee
       Avatar Vacation Resorts Club, Inc.                 Florida
         Banyan Bay Development Corporation               Florida
         Barefoot Bay Corporation                         Florida
         Barefoot Bay Development Corporation             Florida
         Cape Coral Development Corporation               Florida
            Cape Coral Realty, Inc.                       Florida
         Country Club Inn, Inc.                           Florida
         Fort Myers Construction Co., Inc.                Florida
         Golden Gate Realty, Inc.                         Florida
         Kissimmee Construction Corporation               Florida
         Lee Investment Company, Inc.                     Florida
         Poinciana Golf and Racquet Club, Inc.            Florida
         Poinciana New Township, Inc.                     Florida
         Rio Rico Properties Inc.                         Florida
            Avatar Homes of Arizona, Inc.                 Arizona
            Rio Rico Golf and Country Club                Arizona
            Rio Rico Resort Hotel, Inc.                   Arizona
            Rio Rico Realty, Inc.                         Arizona
         Tarpon Point, Inc.                               Florida
         USA Family Homes, Inc.                           Florida
       Parkway Mortgage Company, Inc.                     Florida
       Rio Rico Utilities Inc.                            Arizona
       Avatar Utilities Inc.                              Delaware (2)
         Avatar Utility Services, Inc.                    Florida
            Utility Services Group Inc.                   Florida
         Poinciana Utilities Inc.                         Florida
         Barefoot Bay Propane Gas Company                 Florida
         Consolidated Water Company                       Delaware (3)
            FCWC Holdings, Inc.                           Delaware (4)
              Florida Cities Water Company                Florida


          Notes to Exhibit 21 - Subsidiaries of Registrant:

                    (1) Partnership owned 99% by GACL, Inc. of California and 1% by Lee Investment Company, Inc.

                    (2) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company. All of the outstanding shares of preferred stock of Consolidated Water Company are owned by other interests.

                    (3) Consolidated Water Company owns all outstanding common stock of FCWC Holdings, Inc.

                    (4) FCWC Holdings, Inc. owns all of the common and preferred stock of Florida Cities Water Company. FCWC Holdings, Inc. has one class of preferred stock owned by outside interests.

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